Exhibit 99.1
News

For Release: Tuesday, Jan. 30, 2024, at 6:30 a.m. ET

GM Releases 2023 Fourth-Quarter and Full-Year Results, and 2024 Guidance

DETROIT – General Motors Co. (NYSE: GM) today reported fourth-quarter 2023 revenue of $43.0 billion, net income attributable to stockholders of $2.1 billion and EBIT-adjusted of $1.8 billion.

GM reported full-year 2023 revenue of $171.8 billion, net income attributable to stockholders of $10.1 billion and EBIT-adjusted of $12.4 billion.

The chart below summarizes GM's 2023 financial guidance and 2023 results, as well as the company's 2024 guidance, which is for a year of strong financial performance.

	Final 2023 Guidance	2023 Results	2024 Guidance
Net income attributable to stockholders	$9.1 billion - $9.7 billion	$10.1 billion	$9.8 billion - $11.2 billion
EBIT-adjusted	$11.7 billion - $12.7 billion	$12.4 billion	$12.0 billion - $14.0 billion
Automotive operating cash flow	$19.5 billion - $21.0 billion	$20.8 billion	$18.0 billion - $21.0 billion
Adjusted automotive free cash flow	$10.5 billion - $11.5 billion	$11.7 billion	$8.0 billion - $10.0 billion
EPS-diluted*	$6.52 - $7.02	$7.32	$8.50 - $9.50
EPS-diluted-adjusted*	$7.20 - $7.70	$7.68	$8.50 - $9.50

*2024 guidance includes an estimated $1.45 per share impact from the company's accelerated share repurchase program (initiated in November 2023) based on current share price and offset by $0.50 from a higher tax rate and lower interest income. It assumes a full-year weighted-average diluted share count slightly below 1.15 billion shares.

GM's 2024 financial guidance includes anticipated capital spending of $10.5 billion - $11.5 billion, inclusive of investments in the company's battery cell manufacturing joint ventures.

Conference Call for Investors and Analysts

GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Visit the GM Investor Relations website to download the company’s earnings deck and GM Chair and CEO Mary Barra’s letter to shareholders.

Results Overview

	Three Months Ended
$M except per share amounts	December 31, 2023	December 31, 2022	Change	% Change
Revenue	$42,980	$43,108	$(128)	(0.3)%
Net income attributable to stockholders	$2,102	$1,999	$103	5.2%
EBIT-adjusted	$1,757	$3,799	$(2,042)	(53.8)%
Net income margin	4.9%	4.6%	0.3 ppts	6.5%
EBIT-adjusted margin	4.1%	8.8%	(4.7) ppts	(53.4)%
Automotive operating cash flow	$4,688	$7,488	$(2,800)	(37.4)%
Adjusted automotive free cash flow	$1,341	$4,460	$(3,119)	(69.9)%
EPS-diluted(a)	$1.59	$1.39	$0.20	14.4%
EPS-diluted-adjusted(a)	$1.24	$2.12	$(0.88)	(41.5)%
GMNA EBIT-adjusted	$2,011	$3,654	$(1,643)	(45.0)%
GMNA EBIT-adjusted margin	5.7%	10.3%	(4.6) ppts	(44.7)%
GMI EBIT-adjusted	$269	$272	$(3)	(1.1)%
China equity income	$93	$201	$(108)	(53.7)%
GM Financial EBT-adjusted	$707	$775	$(68)	(8.8)%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.05) impact from revaluation on equity investments in the three months ended December 31, 2023.

	Years Ended
$M except per share amounts	December 31, 2023	December 31, 2022	Change	% Change
Revenue	$171,842	$156,735	$15,107	9.6%
Net income attributable to stockholders	$10,127	$9,934	$193	1.9%
EBIT-adjusted	$12,357	$14,474	$(2,117)	(14.6)%
Net income margin	5.9%	6.3%	(0.4) ppts	(6.3)%
EBIT-adjusted margin	7.2%	9.2%	(2.0) ppts	(21.7)%
Automotive operating cash flow	$20,828	$19,094	$1,734	9.1%
Adjusted automotive free cash flow	$11,666	$10,466	$1,200	11.5%
EPS-diluted(a)	$7.32	$6.13	$1.19	19.4%
EPS-diluted-adjusted(a)	$7.68	$7.59	$0.09	1.2%
GMNA EBIT-adjusted	$12,306	$12,988	$(682)	(5.3)%
GMNA EBIT-adjusted margin	8.7%	10.1%	(1.4) ppts	(13.9)%
GMI EBIT-adjusted	$1,210	$1,143	$67	5.9%
China equity income	$446	$677	$(231)	(34.1)%
GM Financial EBT-adjusted	$2,985	$4,076	$(1,091)	(26.8)%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.10) and $(0.13) impact from revaluation on equity investments in the years ended December 31, 2023 and 2022.

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which will power everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in safety services and connected vehicle technology, can be found at https://www.gm.com.

###

CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

2023 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2023
Net income attributable to stockholders	$ 9.1-9.7
Income tax expense	1.4-1.8
Automotive interest income, net	(0.1)
Adjustments(a)	1.3
EBIT-adjusted	$ 11.7-12.7

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2023
Net automotive cash provided by operating activities	$ 19.5-21.0
Less: Capital expenditures	10.3-10.8
Adjustments(a)	1.3
Adjusted automotive free cash flow	$ 10.5-11.5

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2023
Diluted earnings per common share	$ 6.52-7.02
Adjustments(a)	0.68
EPS-diluted-adjusted	$ 7.20-7.70

________
(a)Adjustments as of September 30, 2023. Includes adjustments related to our Buick dealer strategy, voluntary separation program and GM Korea wage litigation. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, for full details. We do not consider the potential future impact of adjustments on our expected financial results.

2024 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2024
Net income attributable to stockholders	$ 9.8-11.2
Income tax expense	2.1-2.7
Automotive interest expense, net	0.1
EBIT-adjusted(a)	$ 12.0-14.0

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2024
Net automotive cash provided by operating activities	$ 18.0-21.0
Less: Capital expenditures	10.0-11.0
Adjusted automotive free cash flow(a)	$ 8.0-10.0

__________
(a)We do not consider the potential future impact of adjustments on our expected financial results.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2023					Year Ended December 31, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$157,667	$102	$—	$(110)	$157,658	$143,974	$102	$—	$(101)	$143,975
GM Financial	—	—	14,225	(41)	14,184	—	—	12,766	(6)	12,760
Total net sales and revenue	157,667	102	14,225	(151)	171,842	143,974	102	12,766	(107)	156,735
Costs and expenses
Automotive and other cost of sales	138,254	3,088	—	(12)	141,330	124,317	2,576	—	(2)	126,892
GM Financial interest, operating and other expenses	—	—	11,376	(2)	11,374	—	—	8,864	(2)	8,862
Automotive and other selling, general and administrative expense	9,349	493	—	(2)	9,840	9,902	766	—	(1)	10,667
Total costs and expenses	147,603	3,581	11,376	(16)	162,544	134,219	3,342	8,864	(5)	146,421
Operating income (loss)	10,064	(3,479)	2,848	(135)	9,298	9,755	(3,240)	3,903	(102)	10,315
Automotive interest expense	928	33	—	(49)	911	986	5	—	(5)	987
Interest income and other non-operating income, net	1,345	107	(1)	86	1,537	1,282	48	(1)	103	1,432
Equity income (loss)	342	—	138	—	480	663	—	173	—	837
Income (loss) before income taxes	10,823	(3,405)	2,985	—	10,403	10,713	(3,197)	4,076	5	11,597
Income tax expense (benefit)					563					1,888
Net income (loss)					9,840					9,708
Net loss (income) attributable to noncontrolling interests					287					226
Net income (loss) attributable to stockholders					$10,127					$9,934

Net income (loss) attributable to common stockholders					$10,022					$8,915

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Basic earnings per share
Net income (loss) attributable to stockholders	$2,102	$1,999	$10,127	$9,934
Less: cumulative dividends on subsidiary preferred stock(a)	(26)	(12)	(106)	(1,019)
Net income (loss) attributable to common stockholders	$2,076	$1,987	$10,022	$8,915

Weighted-average common shares outstanding	1,302	1,415	1,364	1,445

Basic earnings per common share	$1.59	$1.40	$7.35	$6.17
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$2,076	$1,987	$10,022	$8,915

Weighted-average common shares outstanding – diluted	1,307	1,425	1,369	1,454

Diluted earnings per common share	$1.59	$1.39	$7.32	$6.13
Potentially dilutive securities(b)	23	10	23	10
__________
(a)Includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank for the year ended December 31, 2022 and an insignificant amount in participating securities income from a subsidiary in the year ended December 31, 2022 and in the three months ended December 31, 2022.
(b)Potentially dilutive securities attributable to outstanding stock options and restricted stock units (RSUs) at December 31, 2023 and 2022, were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2023					December 31, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$12,228	$1,344	$5,282	$—	$18,853	$13,629	$1,519	$4,005	$—	$19,153
Marketable debt securities	7,613	—	—	—	7,613	10,760	1,390	—	—	12,150
Accounts and notes receivable, net(a)	11,814	—	1,891	(1,327)	12,378	11,910	—	2,114	(691)	13,333
GM Financial receivables, net	—	—	39,246	(170)	39,076	—	—	33,811	(188)	33,623
Inventories	16,467	—	—	(6)	16,461	15,369	—	—	(2)	15,366
Other current assets(b)	1,994	466	5,205	(428)	7,238	2,009	347	4,912	(442)	6,825
Total current assets	50,115	1,809	51,624	(1,931)	101,618	53,677	3,256	44,842	(1,324)	100,451
Non-current Assets
GM Financial receivables, net(d)	—	—	45,391	(348)	45,043	—	—	40,702	(112)	40,591
Equity in net assets of nonconsolidated affiliates	8,943	—	1,670	—	10,613	8,511	—	1,665	—	10,176
Property, net	50,104	93	124	—	50,321	45,011	98	140	—	45,248
Goodwill and intangible assets, net	2,793	715	1,354	—	4,862	2,877	727	1,341	—	4,945
Equipment on operating leases, net	—	—	30,582	—	30,582	—	—	32,701	—	32,701
Deferred income taxes	21,722	1,723	(1,106)	—	22,339	20,348	1,108	(917)	—	20,539
Other assets(c)	6,869	215	1,140	(538)	7,686	7,995	322	1,069	—	9,386
Total non-current assets	90,430	2,745	79,156	(886)	171,446	84,742	2,254	76,702	(112)	163,586
Total Assets	$140,546	$4,555	$130,780	$(2,817)	$273,064	$138,419	$5,510	$121,544	$(1,436)	$264,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$27,846	$185	$1,136	$(1,054)	$28,114	$27,307	$146	$712	$(679)	$27,486
Short-term debt and current portion of long-term debt
Automotive(a)	591	272	—	(435)	428	2,144	13	—	(198)	1,959
GM Financial	—	—	38,540	—	38,540	—	—	36,819	—	36,819
Cruise	—	6	—	(6)	—	—	2	—	(2)	—
Accrued liabilities(b)	21,468	590	5,741	(436)	27,364	18,662	612	6,081	(445)	24,910
Total current liabilities	49,906	1,053	45,417	(1,931)	94,445	48,113	772	43,612	(1,324)	91,173
Non-current Liabilities
Long-term debt
Automotive(c)	15,979	544	—	(538)	15,985	15,879	6	—	—	15,885
GM Financial	—	—	66,788	—	66,788	—	—	60,036	—	60,036
Cruise(d)	—	348	—	(348)	—	—	112	—	(112)	—
Postretirement benefits other than pensions	4,345	—	—	—	4,345	4,193	—	—	—	4,193
Pensions	6,673	—	8	—	6,680	5,692	—	6	—	5,698
Other liabilities	13,447	454	2,614	—	16,515	11,927	465	2,375	—	14,767
Total non-current liabilities	40,444	1,345	69,409	(886)	110,312	37,691	583	62,417	(112)	100,579
Total Liabilities	90,350	2,399	114,826	(2,817)	204,757	85,804	1,356	106,029	(1,436)	191,752
Noncontrolling interest - Cruise stock incentive awards	—	118	—	—	118	—	357	—	—	357
Equity
Common stock, $0.01 par value	12	—	—	—	12	14	—	—	—	14
Additional paid-in capital(e)	18,866	240	1,314	(1,290)	19,130	26,313	90	1,433	(1,409)	26,428
Retained earnings	39,579	(12)	15,823	1	55,391	32,054	1,766	15,429	1	49,251
Accumulated other comprehensive loss	(9,066)	1	(1,183)	—	(10,247)	(6,552)	(2)	(1,348)	—	(7,901)
Total stockholders’ equity	49,391	229	15,954	(1,289)	64,286	51,829	1,855	15,515	(1,407)	67,792
Noncontrolling interests(e)	805	1,809	—	1,289	3,903	786	1,942	—	1,407	4,135
Total Equity	50,196	2,038	15,954	—	68,189	52,615	3,797	15,515	—	71,927
Total Liabilities and Equity	$140,546	$4,555	$130,780	$(2,817)	$273,064	$138,419	$5,510	$121,544	$(1,436)	$264,037
_________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.8 billion primarily due from GM Financial and Cruise at December 31, 2023; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive accounts payable and Automotive accounts receivable of $0.1 billion due from GM Financial accounts payable at December 31, 2022.
(b)Eliminations primarily related to intercompany asset transfers between Automotive and Cruise for autonomous vehicle (AV) capital.
(c)Eliminations related to deferral agreement between Cruise and Automotive as regards to engineering and capital spending incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(d)Eliminations primarily related to intercompany loans due from Cruise to GM Financial in the year ended December 31, 2023.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2023					Year Ended December 31, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$10,102	$(2,414)	$2,152	$—	$9,840	$8,509	$(1,900)	$3,095	$5	$9,708
Depreciation and impairment of Equipment on operating leases, net	—	—	4,904	—	4,904	—	—	4,839	—	4,839
Depreciation, amortization and impairment charges on Property, net	6,756	188	40	—	6,984	6,346	55	49	—	6,451
Foreign currency remeasurement and transaction (gains) losses	344	—	5	—	349	173	—	(1)	—	172
Undistributed earnings of nonconsolidated affiliates, net	295	—	(50)	—	245	225	—	(32)	—	193
Pension contributions and OPEB payments	(1,099)	—	—	—	(1,100)	(790)	—	—	—	(790)
Pension and OPEB income, net	89	—	2	—	90	(1,190)	—	1	—	(1,189)
Provision (benefit) for deferred taxes	(305)	(991)	256	—	(1,041)	1,247	(1,297)	475	—	425
Change in other operating assets and liabilities(a)	3,376	637	846	(3,037)	1,822	2,363	1,067	(1,263)	(5,144)	(2,977)
Other operating activities(c)	1,272	658	(1,493)	(1,601)	(1,163)	2,211	243	(1,688)	(1,556)	(790)
Net cash provided by (used in) operating activities	20,828	(1,921)	6,662	(4,638)	20,930	19,094	(1,832)	5,476	(6,695)	16,043
Cash flows from investing activities
Expenditures for property	(10,684)	(63)	(24)	(198)	(10,970)	(9,007)	(197)	(44)	10	(9,238)
Available-for-sale marketable securities, acquisitions	(3,940)	(490)	—	—	(4,429)	(8,511)	(3,326)	—	—	(11,837)
Available-for-sale marketable securities, liquidations	7,443	1,902	—	—	9,345	4,565	3,506	—	(14)	8,057
Purchases of finance receivables(a)	—	—	(38,593)	3,214	(35,379)	—	—	(39,113)	5,139	(33,974)
Principal collections and recoveries on finance receivables	—	—	28,343	4	28,346	—	—	27,017	(129)	26,887
Purchases of leased vehicles	—	—	(13,640)	—	(13,640)	—	—	(11,949)	—	(11,949)
Proceeds from termination of leased vehicles	—	—	13,033	—	13,033	—	—	14,234	—	14,234
Other investing activities(b)	(1,505)	—	—	536	(969)	(4,544)	—	(151)	4,633	(62)
Net cash provided by (used in) investing activities	(8,686)	1,349	(10,882)	3,556	(14,663)	(17,497)	(17)	(10,006)	9,638	(17,882)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(6)	—	(150)	—	(156)	40	—	333	—	373
Proceeds from issuance of debt (original maturities greater than three months)	24	228	50,940	(228)	50,963	2,255	99	43,557	(99)	45,813
Payments on debt (original maturities greater than three months)	(1,644)	(33)	(43,001)	3	(44,675)	(1,631)	(1)	(37,925)	(50)	(39,606)
Payments to purchase common stock	(11,115)	—	—	—	(11,115)	(2,514)	—	—	14	(2,500)
Issuance (redemption) of subsidiary stock(b)	—	493	—	(493)	—	—	2,419	—	(4,541)	(2,121)
Dividends paid(c)	(479)	—	(1,919)	1,800	(597)	(265)	(58)	(1,819)	1,745	(397)
Other financing activities	(336)	(292)	(146)	—	(774)	(363)	(668)	(134)	(13)	(1,178)
Net cash provided by (used in) financing activities	(13,555)	396	5,724	1,082	(6,353)	(2,478)	1,791	4,014	(2,943)	383
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15)	—	69	—	54	(147)	—	9	—	(138)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,437)	(167)	1,573	—	(31)	(1,028)	(59)	(507)	—	(1,594)
Cash, cash equivalents and restricted cash at beginning of period	13,746	1,526	6,676	—	21,948	14,774	1,584	7,183	—	23,542
Cash, cash equivalents and restricted cash at end of period	$12,310	$1,359	$8,249	$—	$21,917	$13,746	$1,526	$6,676	$—	$21,948
_________
(a)Includes eliminations of $3.0 billion and $5.0 billion in the years ended December 31, 2023 and 2022 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes eliminations of $0.5 billion and $2.4 billion in the years ended December 31, 2023 and 2022 for Automotive investment in Cruise and reclassifications of $2.1 billion in the year ended December 31, 2022 for purchase of Cruise preferred shares from SoftBank.
(c)Eliminations include dividends issued by GM Financial to Automotive in the years ended December 31, 2023 and 2022.

General Motors Company and Subsidiaries1
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2023
Net sales and revenue	$35,231	$3,938	$96		$39,264	$25	$3,743	$(53)	$42,980
Expenditures for property	$3,437	$173	$3	$—	$3,613	$13	$4	$77	$3,706
Depreciation and amortization	$1,602	$165	$5	$—	$1,771	$10	$1,217	$—	$2,999
Impairment charges	$—	$—	$—	$—	$—	$209	$—	$—	$209
Equity income (loss)(a)(b)	$106	$92	$—	$—	$198	$—	$27	$—	$225

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2022
Net sales and revenue	$35,471	$4,319	$44		$39,834	$25	$3,277	$(28)	$43,108
Expenditures for property	$2,914	$311	$10	$—	$3,235	$57	$16	$(4)	$3,304
Depreciation and amortization	$1,401	$124	$5	$—	$1,531	$14	$1,223	$—	$2,767
Impairment charges	$—	$1	$—	$—	$1	$—	$—	$—	$1
Equity income (loss)(a)	$(4)	$200	$—	$—	$197	$—	$25	$—	$222

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2023
Net sales and revenue	$141,445	$15,949	$273		$157,667	$102	$14,225	$(151)	$171,842
Expenditures for property	$10,147	$522	$15	$—	$10,684	$63	$24	$198	$10,970
Depreciation and amortization	$6,146	$589	$21	$—	$6,755	$38	$4,944	$—	$11,737
Impairment charges	$—	$—	$—	$—	$—	$209	$—	$—	$209
Equity income (loss)(a)(b)	$196	$440	$—	$—	$635	$—	$138	$—	$773

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2022
Net sales and revenue	$128,378	$15,420	$177		$143,974	$102	$12,766	$(107)	$156,735
Expenditures for property	$8,280	$706	$20	$—	$9,007	$197	$44	$(10)	$9,238
Depreciation and amortization	$5,800	$513	$21	$—	$6,335	$53	$4,888	$—	$11,276
Impairment charges	$11	$1	$—	$—	$12	$—	$—	$—	$12
Equity income (loss)(a)	$(9)	$672	$—	$—	$663	$—	$173	$—	$837
________
(a)Includes Automotive China equity income of $93 million and $201 million in the three months ended December 31, 2023 and 2022 and $446 million and $677 million in the years ended December 31, 2023 and 2022.
(b)Equity earnings related to Ultium Cells Holdings LLC are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles. Equity earnings related to Ultium Cells Holdings LLC were $102 million in the three months ended December 31, 2023 and $293 million in the year ended December 31, 2023.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income attributable to stockholders(a)	$2,102	$1,999	$10,127	$9,934
Income tax expense	(857)	580	563	1,888
Automotive interest expense	222	267	911	987
Automotive interest income	(308)	(215)	(1,109)	(460)
Adjustments
Voluntary separation program(b)	130	—	1,035	—
Buick dealer strategy(c)	131	511	569	511
Cruise restructuring(d)	478	—	478	—
GM Korea wage litigation(e)	(30)	—	(106)	—
India asset sales(f)	(111)	—	(111)	—
Cruise compensation modifications(g)	—	—	—	1,057
Russia exit(h)	—	657	—	657
Patent royalty matters(i)	—	—	—	(100)
Total adjustments	598	1,168	1,865	2,125
EBIT-adjusted	1,757	3,799	12,357	14,474
Operating segments
GM North America (GMNA)	2,011	3,654	12,306	12,988
GM International (GMI)	269	272	1,210	1,143
Cruise	(792)	(524)	(2,695)	(1,890)
GM Financial(j)	707	775	2,985	4,076
Total operating segments	2,196	4,176	13,806	16,317
Corporate and eliminations(k)	(439)	(377)	(1,448)	(1,843)
EBIT-adjusted	$1,757	$3,799	$12,357	$14,474
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(c)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(d)These adjustments were excluded because they relate to restructuring costs resulting from Cruise voluntarily pausing its driverless, supervised and manual AV operations in the U.S. while it examines its processes, systems and tools. The adjustments primarily consist of non-cash restructuring charges, supplier related charges and employee separation charges.
(e)These adjustments were excluded because they relate to the partial resolution of subcontractor matters in Korea.
(f)These adjustments were excluded because they relate to an asset sale resulting from our strategic decision in 2020 to exit India.
(g)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(h)This adjustment was excluded because it relates to the shutdown of our Russia business including the write off of our net investment and release of accumulated translation losses into earnings.
(i)This adjustment was excluded because it relates to the resolution of substantially all royalty matters accrued with respect to past-year vehicle sales in 2022.
(j)GM Financial amounts represent EBT-adjusted.
(k)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,076	$1.59	$1,987	$1.39	$10,022	$7.32	$8,915	$6.13
Adjustments(a)	598	0.46	1,168	0.82	1,865	1.36	2,125	1.46
Tax effect on adjustments(b)	(180)	(0.14)	(127)	(0.09)	(504)	(0.37)	(423)	(0.29)
Tax adjustments(c)	(870)	(0.67)	—	—	(870)	(0.64)	(482)	(0.33)
Deemed dividend adjustment(d)	—	—	—	—	—	—	909	0.63
EPS-diluted-adjusted	$1,624	$1.24	$3,028	$2.12	$10,513	$7.68	$11,044	$7.59
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)    The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)    In the year ended December 31, 2023, the adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable in Korea. In the year ended December 31, 2022, the adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable as a result of Cruise tax reconsolidation. These adjustments were excluded because significant impacts of valuation allowances are not considered part of our core operations.
(d)    This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the year ended December 31, 2022.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2023			2022
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$10,403	$563	5.4%	$11,597	$1,888	16.3%
Adjustments(a)	1,916	504		2,221	423
Tax adjustments(b)		870			482
ETR-adjusted	$12,319	$1,937	15.7%	$13,818	$2,793	20.2%
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. Net income attributable to noncontrolling interests for these adjustments is included in the years ended December 31, 2023 and 2022. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)    Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2023	2022
Net income attributable to stockholders	$10.1	$9.9
Average equity(a)	$72.0	$66.6
ROE	14.1%	14.9%
________
(a)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2023	2022
EBIT-adjusted(a)	$12.4	$14.5
Average equity(b)	$72.0	$66.6
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.2	17.6
Add: Average automotive net pension & OPEB liability	8.1	9.4
Less: Average automotive net income tax asset	(21.1)	(21.2)
ROIC-adjusted average net assets	$75.2	$72.3
ROIC-adjusted	16.4%	20.0%
________
(a)    Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net automotive cash provided by operating activities	$4,688	$7,488	$20,828	$19,094
Less: Capital expenditures	(3,613)	(3,235)	(10,684)	(9,007)
Add: Employee separation costs	53	—	849	—
Add: Buick dealer strategy	213	120	674	120
Add: Patent royalty matters	—	—	—	145
Add: GM Brazil indirect tax matters	—	57	—	57
Add: Russia exit	—	31	—	31
Add: GM Korea wage litigation	—	—	—	26
Adjusted automotive free cash flow	$1,341	$4,460	$11,666	$10,466

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors, as well as sales to the U.S. government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2023, 29.4% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GMNA	782	787	3,147	2,926
GMI	161	180	621	653
Total	943	967	3,768	3,579

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) certain vehicles used by dealers in their business. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on GM's percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Years Ended
	December 31, 2023			December 31, 2022			December 31, 2023			December 31, 2022
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	3,987	625	15.7%	3,723	623	16.7%	15,981	2,595	16.2%	14,242	2,274	16.0%
Other	944	122	12.9%	791	106	13.4%	3,592	460	12.8%	3,066	406	13.2%
Total North America	4,931	747	15.2%	4,514	729	16.2%	19,573	3,055	15.6%	17,307	2,680	15.5%
Asia/Pacific, Middle East and Africa
China(a)	7,236	569	7.9%	6,333	576	9.1%	24,976	2,099	8.4%	23,489	2,303	9.8%
Other	5,654	166	2.9%	5,239	124	2.4%	21,941	576	2.6%	20,253	505	2.5%
Total Asia/Pacific, Middle East and Africa	12,891	735	5.7%	11,572	699	6.0%	46,917	2,675	5.7%	43,741	2,808	6.4%
South America
Brazil	679	92	13.5%	602	88	14.6%	2,307	328	14.2%	2,103	291	13.8%
Other	338	30	8.8%	365	36	10.0%	1,418	128	9.0%	1,563	160	10.3%
Total South America	1,016	121	11.9%	967	124	12.8%	3,725	456	12.2%	3,666	451	12.3%
Total in GM markets	18,838	1,604	8.5%	17,053	1,553	9.1%	70,215	6,186	8.8%	64,715	5,939	9.2%
Total Europe	3,972	1	—%	3,836	1	—%	16,384	2	—%	14,234	2	—%
Total Worldwide(b)(c)	22,810	1,605	7.0%	20,888	1,553	7.4%	86,600	6,188	7.1%	78,949	5,941	7.5%
United States
Cars	722	40	5.6%	716	61	8.5%	3,054	224	7.3%	2,814	214	7.6%
Trucks	1,034	321	31.1%	1,086	347	31.9%	4,249	1,303	30.7%	3,974	1,246	31.4%
Crossovers	2,231	264	11.8%	1,920	215	11.2%	8,678	1,068	12.3%	7,454	814	10.9%
Total United States	3,987	625	15.7%	3,723	623	16.7%	15,981	2,595	16.2%	14,242	2,274	16.0%
China(a)
SGMS		211			271			870			1,037
SGMW		358			305			1,229			1,266
Total China	7,236	569	7.9%	6,333	576	9.1%	24,976	2,099	8.4%	23,489	2,303	9.8%
__________
(a)    Includes sales by the Automotive China Joint Ventures: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)    Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.
(c)    As of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and other sanctioned provinces in Ukraine.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GMNA	141	159	679	564
GMI	168	138	506	426
Total fleet sales	309	297	1,185	990

Fleet sales as a percentage of total vehicle sales	19.3%	19.1%	19.2%	16.7%

North America capacity two-shift utilization	93.1%	99.2%	97.1%	98.8%